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AMENDED AND RESTATED
PACIFIC NORTHWEST BANCORP
SALARY DEFERRAL 401(k) PLAN

As of January 1, 2002

TABLE OF CONTENTS

ARTICLE I Name		2
ARTICLE II Definitions		2
A.	"Accrued Benefit"	2
B.	"Administrative Committee"	2
C.	"Anniversary Date"	2
D.	"Board"	2
E.	"Code"	2
F.	"Compensation"	2
G.	"Effective Date"	3
H.	"Eligibility Computation Period"	4
I.	"Employee"	4
J.	"Employer"	4
K.	"Enrollment Date"	4
L.	"ERISA"	4
M.	"Event of Forfeiture"	5
N.	Intentionally Omitted.	5
O.	"Fund"	5
P.	"Highly-Compensated Employee"	5
Q.	"Hour of Service"	5
R.	"One-Year Break in Service"	6
S.	"Participant"	7
T.	"Plan"	7
U.	"Plan Year"	7
V.	"Spouse"	7
W.	"Trust"	7
X.	"Trustee"	7
Y.	"Valuation Date"	7
Z.	"Vesting Computation Period"	7
AA.	"Year of Service"	7
BB.	"Employer Stock"	7
CC.	"Investment Committee".	7
DD.	"Miscellaneous."	7
ARTICLE III Eligible Employees		7
A.	Exclusions.	7
B.	Eligibility for Employer Contributions.	8
C.	Eligibility for Tax-Deferred Contributions.	8
ARTICLE IV Contributions.		8
A.	Employer Discretionary Contribution.	8
B.	Tax-Deferred Contributions.	8
C.	Employer Matching Contributions and Voluntary Nondeductible Contributions.	10
D.	Nondiscrimination Test Applicable to Tax-Deferred Contributions.	10
E.	Nondiscrimination Test Applicable to Employer Matching Contributions.	11
F.	Distribution of Excess Aggregate Contributions.	12
G.	Hardship Withdrawals of Tax-Deferred Contributions.	13
H.	Withdrawal of Voluntary Nondeductible Contributions.	14
I.	Date of Payment.	14
J.	Profit Sharing Plan.	14

i

ARTICLE V Participant's Accounts, Valuation, Maximum Contribution			14
A.	Participant's Accounts.		14
B.	Allocation of Annual Contributions.		15
C.	Active Participants Receive Allocations.		15
D.	Valuation of Fund.		15
E.	Maximum Contributions.		15
	1.	Annual Addition.	15
	2.	Excess Annual Addition.	16
F.	Forfeitures and Reinstatement of Forfeitures.		17
ARTICLE VI Nonforfeitable Accrued Benefit			17
A.	Allocations Not Vested.		17
B.	Vesting Period.		17
C.	Amendment to Vesting Computation Period or Vesting Schedule.		19
D.	Full Vesting.		19
E.	Participant's Commencement of Excluded Employment.		19
ARTICLE VII Distribution of Benefits			19
A.	Retirement Age and Options.		19
	1.	Employment After Normal Retirement Age.	20
	2.	Date of Retired Participant's First Payment.	20
	3.	Deferral of Benefits.	21
	4.	Form of Payment.	21
	5.	Minimum Distributions at Age 70 1/2 if Installments Elected.	24
B.	Death.		24
	1.	Death Prior to Commencement of Benefits.	25
C.	Disability.		26
D.	Termination of Employment.		27
E.	Time of First Payment.		27
F.	Distribution of Allocation Attributable to Last Year of Participation.		27
G.	Distribution to Persons Under Disability.		27
H.	No Reduction in Benefits by Reason of Increase in Social Security Benefits.		28
ARTICLE VIII Provision Against Anticipation			28
A.	No Alienation of Benefits.		28
B.	Qualified Domestic Relations Orders.		28
ARTICLE IX Life Insurance			29
A.	Scope.		29
B.	Information Required of Participants.		29
C.	Ownership of Policies and Premium Due Date.		29
D.	Designation of Beneficiary.		29
E.	Payment of Premium.		30
F.	Dividends.		30
G.	Distributions.		30
H.	Insurance Company's Limitation of Liability.		30

ARTICLE X Administrative Committee and Investment Committee Duties			30
A.	Appointment of Administrative Committee.		30
B.	Administrative Committee Action.		31
C.	Rights and Duties.		31
D.	No Administrative Committee Investment Authority.		31
E.	Information—Reporting and Disclosure.		31
F.	Administrative Committee Allocation and Delegation of Responsibility.		32
G.	Claims Procedure.		32
H.	Investment Committee Authority.		32
I.	Funding Policy.		32
J.	Investment Committee Action.		33
K.	Investment Committee Allocation and Delegation of Responsibility.		33
L.	Bonding.		33
M.	Indemnification.		33
N.	Standard of Care Imposed Upon the Administrative Committee and the Investment Committee.		33
ARTICLE XI Investment of Trust Funds			34
A.	Investments.		34
	1.	Employer Stock.	34
	2.	Voting and Tender of Employer Stock.	34
ARTICLE XII Suits			35
ARTICLE XIII Mergers and Consolidations			35
ARTICLE XIV Amendment and Termination of Plan and Trust			35
A.	Right to Amend and Terminate.		35
B.	No Revesting.		35
C.	Exclusive Benefit of Employees.		35
D.	Termination.		36
ARTICLE XV Top Heavy Plans Defined and Other Definitions			36
A.	Top Heavy Plan.		36
B.	Additional Definitions for Use in this Article and Article XVI.		36
C.	Top-Heavy Requirements Effective for Plan Years Beginning After December 31, 2001.		38
ARTICLE XVI Additional Requirements Applicable to Top Heavy Plans			39
A.	Minimum Vesting Requirements.		39
B.	Minimum Employer Contributions.		39
ARTICLE XVII Right to Discharge Employees			40
ARTICLE XVIII Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval			40
ARTICLE XIX Rollover Contributions			41

ARTICLE XX Trust to Trust Transfers			41
A.	Trust to Trust Transfers.		41
B.	Definitions.		41
	1.	Eligible Rollover Distribution.	41
	2.	Eligible Retirement Plan.	41
	3.	Distributee.	42
	4.	Direct Rollover.	42
ARTICLE XXI Merger of Predecessor Pacific Northwest Bank Retirement Plan, Pioneer National Bank 401(k) Plan, Kittitas Valley Bank 401(k) Plan, and First National Bank of Port Orchard 401(k) Profit Sharing Plan			42
ARTICLE XXII Loans to Participants			42

PACIFIC NORTHWEST BANCORP
SALARY DEFERRAL 401(k) PLAN

    THIS AGREEMENT is made and entered into at Seattle, Washington, to be effective as of the dates stated herein, by Pacific Northwest Bancorp, a Washington corporation, having its principal place of business at Seattle, Washington, and its affiliates listed in Schedule A, hereinafter called the "Employer."

    WHEREAS, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, an Internal Revenue Code Section 401(k) profit sharing plan, effective as of January 1, 1988; and

    WHEREAS, the Board of Directors of InterWest Bancorp, Inc. amended and restated this Plan effective as of January 1, 1997 to rename the Plan the "InterWest Bancorp, Inc. Salary Deferral 401(k) Plan" and to incorporate other Plan changes adopted by the Board;

    WHEREAS, the Board of Directors of InterWest Bancorp, Inc. amended and restated the Plan effective January 1, 1999 to add the Predecessor Pacific Northwest Bank, Pioneer National Bank (until January 19, 1999), and Kittitas Valley National Bank, N.A., as co-sponsors of the Plan; to add National Bank of Tukwila as a co-sponsor effective October 1, 1999; to merge the pre-1999 Pacific Northwest Bank Retirement Plan, the Pioneer National Bank 401(k) Plan, the Kittitas Valley Bank 401(k) Plan, and the First National Bank of Port Orchard 401(k) Profit Sharing Plan with and into this Plan and to accept a transfer of the assets of such Plans to this Plan including any outstanding plan loan promissory notes in kind; to maintain the protected benefit provisions of each of these merging plans to the extent required under applicable law with respect to employees of the employers maintaining these merging plans as of December 31, 1998; to change the Plan Enrollment Dates to quarterly; to permit an otherwise eligible Employee to make 401(k) Tax-Deferred Contributions on or after the Enrollment Date coinciding with or following such Employee's completion of an Hour of Service on or after January 1, 1999; to eliminate future voluntary nondeductible contributions to the Plan; to increase the maximum Tax-Deferred Contribution percentage from 13% to 15% of Compensation; to revise the hardship withdrawal provisions to permit withdrawals to pay for funeral expenses; to change the definition of Compensation to exclude Christmas bonuses and to clarify that executive deferred compensation is excluded; to amend the categories of Employees excluded from participating in the Plan; to change the Plan valuation dates; and to clarify the provisions relating to the granting of past service for vesting purposes in the event of a merger, acquisition, or similar transaction; to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act, and the Taxpayer Relief Act of 1997, effective as of the applicable Effective Dates stated herein; and, effective October 1, 1999, to permit Participants to take loans from their Tax-Deferred Contribution Accounts under the Plan;

    WHEREAS, the Plan was amended effective September 1, 2000, to change the name of the Plan to the Pacific Northwest Bancorp Salary Deferral 401(k) Plan and Trust;

    WHEREAS, the Plan was amended effective July 1, 2001 to incorporate prior amendments, bring the Plan into compliance with current law including the Internal Revenue Service Restructuring and Reform Act of 1998, exclude W-2 temporary employees from participating in the Plan, eliminate the requirement that an Employee must attain age 18 to be eligible for Employer contributions effective October 1, 2001, revise the minimum required distribution provisions, eliminate life insurance policies as an available investment under the Plan, clarify the provisions excluding individuals that the Employer treats as leased employees or independent contractors, provide that the forfeiture of the nonvested account balance of a Participant who has terminated employment with the Employer occurs as of the date the Event of Forfeiture occurs, add provisions to the Plan regarding the treatment of missing Participants, change the Plan Enrollment Dates to be the first day of each calendar month effective September 1, 2001, provide that an eligible Employee is enrolled in the Plan on the Enrollment Date following his completion of the eligibility provisions, update the names of the Employers co-sponsoring the Plan, update the names of the Plan Trustees, make other minor administrative changes and clarifications recommended by management, and effective January 1, 2001, clarify provisions relating to the Plan's normal vesting schedule and top-heavy vesting schedule;

    WHEREAS, the Board of Directors of Pacific Northwest Bancorp now wishes to amend and restate this Plan effective January 1, 2002, to permit Participants to invest in Employer Stock, to appoint T. Rowe Price Trust Company as directed Trustee of the Plan, to establish an Investment Committee with duties including the prudent selection and monitoring of the Plan investment funds, to add "catch-up" contributions for Participants who have attained age 50, and to make other administrative changes and clarifications recommended by Management or required or permitted under applicable law, and effective April 1, 2002, to eliminate the Plan provision that permitted Participants to contribute ESOP cash dividends as 401(k) contributions to this Plan;

    NOW, THEREFORE, it is agreed as follows:

ARTICLE I
NAME

    The Plan shall be known as the Pacific Northwest Bancorp Salary Deferral 401(k) Plan (the "Plan"). Between September 1, 2000 and December 31, 2001, the Plan was known as the Pacific Northwest Bancorp Salary Deferral 401(k) Plan and Trust. Between January 1, 1999 and August 31, 2000, the Plan was known as the Amended and Restated InterWest Bancorp, Inc. Salary Deferral 401(k) Plan and Trust. Prior to January 1, 1999, the Plan was known as the InterWest Savings Bank Salary Deferral 401(k) Plan and Trust.

ARTICLE II
DEFINITIONS

    A.  "Accrued Benefit" means the balance of a Participant's accounts at any time.

    B.  "Administrative Committee" means the Administrative Committee appointed by the Board.

    C.  "Anniversary Date" means the last day of each Plan Year.

    D.  "Board" means the Board of Directors of Pacific Northwest Bancorp.

    E.  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    F.  "Compensation" means an Employee's salary or wages from the Employer before any deferral of income pursuant to Paragraph B of Article IV, and before any salary reductions to the Employer's Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, including bonuses (except Christmas bonuses), overtime pay, commissions, compensation on the basis of a percentage of profits, and cash incentive payments, but excluding mileage reimbursements, Christmas bonuses, compensation deferred under an executive deferred compensation plan maintained by the Employer, Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any other similar retirement plan, compensation on exercise of stock options, any noncash compensation, any amounts paid to an Employee in connection with such Employee's relocation (such as reimbursement of moving expenses and closing costs) even if such amounts are includable in the Employee's gross income, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance. This definition of Compensation for Plan contribution purposes specifically excludes all noncash remuneration. By excluding all noncash remuneration, it differs from the following definition of Compensation for purposes of Code Sections 415 and 416.

    For purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph E hereof) and the Code Section 416 top heavy requirements (Articles XV and XVI hereof), "Compensation" means wages, salaries, fees for professional services and other amounts received

(without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and effective January 1, 1998, any elective deferrals as defined in Code Section 402(g)(3) and Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457. Such compensation does not include:

      1.  Contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed;

      2.  Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

      3.  Distributions from a plan of deferred compensation regardless of whether such amounts are includable in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includable in gross income);

      4.  Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

      5.  Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

      6.  Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

    For Plan Years beginning prior to January 1, 1994, compensation in excess of $200,000 (as adjusted pursuant to Code Section 415(d)) in any Plan Year shall not be considered for purposes of the Plan.

    In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit for the 2002 Plan Year is $200,000, and thereafter shall be as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

    For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

    G.  "Effective Date" means January 1, 2002, the effective date of the amendment and restatement of this Plan, except as specifically provided herein, and except that those provisions of this amended and restated Plan which comply with the requirements of (a) the Uniformed Services Employment and Reemployment Rights Act to the extent applicable to reemployments initiated on or after

December 12, 1994 shall be effective December 12, 1994, (b) the Small Business Job Protection Act of 1996 to the extent applicable to Plan Years beginning in 1997 shall be effective the first day of the 1997 Plan Year and to the extent applicable to Plan Years beginning in 1998 shall be effective as of the first day of the 1998 Plan Year, (c) the Taxpayer Relief Act of 1997 to the extent applicable to Plan Years beginning in 1998 shall be effective as of the first day of the 1998 Plan Year, and (d) the Internal Revenue Service Restructuring and Reform Act of 1998 shall be effective with respect to distributions made on or after January 1, 2000. The Plan was originally effective January 1, 1988.

    H.  "Eligibility Computation Period" initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the "Employment Commencement Date"), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the "Reemployment Commencement Date"). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

    I.  "Employee" means any person in the service of the Employer receiving a wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer's non-highly-compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B). A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer. Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan.

    Individuals classified by the Employer as independent contractors shall not be Employees under this Plan, regardless of whether such classification is controlling for federal employment tax purposes or under any other applicable federal, state, or local law and regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency.

    J.  "Employer" means Pacific Northwest Bancorp and its affiliates listed in Schedule A. Prior to September 1, 2000, Pacific Northwest Bancorp was known as InterWest Bancorp, Inc. Effective July 1, 2000, the affiliate then known as Pacific Northwest Bank merged into InterWest Bank, and the affiliate Pacific Northwest Bank ceased to exist as a separate entity at that time. Effective September 1, 2000, InterWest Bank changed its name to Pacific Northwest Bank. For purposes of this Plan, the term "Pacific Northwest Bank" refers to the post-August 31, 2000 affiliate of Pacific Northwest Bancorp which co-sponsors this Plan, and the term "Predecessor Pacific Northwest Bank" refers to the affiliate which ceased to exist effective July 1, 2000.

    K.  "Enrollment Date" means the date on which an employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. Prior to September 1, 2001, the Enrollment Dates were the first day of each calendar quarter (January 1, April 1, July 1, and October 1). Effective September 1, 2001, the Enrollment Dates shall be the first day of each calendar month.

    L.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    M. "Event of Forfeiture" means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph F. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

    N.  Intentionally Omitted.

    O.  "Fund" means the trust fund established pursuant to this Plan and Trust Agreement in which all of the assets of the Plan are held. The Fund shall be divided into a number of separate investment funds as selected from time to time by the Trustees and communicated to Participants.

    Notwithstanding any provision of this Plan to the contrary, from January 1, 1999 through July 31, 1999, the investment funds offered as of December 31, 1998 in the Predecessor Pacific Northwest Bank Retirement Plan, the Pioneer National Bank 401(k) Plan, the Kittitas Valley Bank 401(k) Plan, and the First National Bank of Port Orchard 401(k) Profit Sharing Plan continued to be maintained in this Plan, and each of the former participants in each such plan continued to invest his Accrued Benefit among such investment funds that were available in the plan in which he was a participant as of December 31, 1998. Notwithstanding the foregoing, the InterWest Bancorp, Inc. stock (now Pacific Northwest Bancorp stock) that was held in the Predecessor Pacific Northwest Bank Retirement Plan was transferred on behalf of Participants whose Employer Matching Contribution Accounts held such stock to separate frozen Employer Matching Contribution Accounts in the InterWest Bancorp, Inc. Employee Stock Ownership Plan and Trust (now named the Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust) for the benefit of such Participants, subject to the same vesting schedule as applicable under the Predecessor Pacific Northwest Bank Retirement Plan on December 31, 1998. As soon as administratively possible after July 31, 1999, the remaining Plan assets that were transferred in-kind to this Plan from the plans named earlier in this subparagraph, other than any outstanding plan loan promissory notes, were invested among the Plan investment funds selected by the Trustees in accordance with Article XI, Paragraph A, for investment of all Participants' Accrued Benefits.

    Effective January 1, 2002, Participants shall also be permitted to invest their Plan Accounts in shares of Employer Stock.

    P.  "Highly-Compensated Employee" means any Employee who during the Plan Year or the preceding Plan Year is (i) a more than 5% owner (as defined by Code Section 416(i)(1)), or (ii) an Employee who for the preceding Plan Year receives Compensation in excess of $85,000 (or the amount in effect for the Plan Year, as adjusted in accordance with Code Section 414(q)(1)).

    "Compensation" means compensation within the meaning of Code Section 415(c)(3), that is, compensation of the Participant from the employer for the applicable Plan Year or preceding Plan Year, including elective or salary reduction contributions to a cafeteria plan under Code Section 125, transportation fringe benefit plan under Code Section 132(f)(4), cash or deferred arrangement under Code Section 401(k) or tax-sheltered annuity under Code Section 403(b). The "employer" for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m), or (o).

    A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

    Q.  "Hour of Service" means

      a.  Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and

      b.  Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2(b) and 2(c) of the Department of Labor Regulations which are incorporated herein by this reference; and

      c.  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

    Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee's customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Administrative Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. Provided, further, there shall be no duplication of credit under the Plan.

    Hours of Service for any other trade or business that is along with the Employer a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in Code Section 414(b) and (c), or an affiliated service group as defined in Code Section 414(m) as modified by Code Section 414(m)(5) and (6), and any other entity required to be aggregated with the employer pursuant to Code Section 414(o) and the regulations thereunder shall be considered Hours of Service for the Employer.

    A salaried Employee who is exempt from overtime under state law and who during a calendar month would be entitled to credit for at least one Hour of Service shall receive credit for 190 Hours of Service. All other Employees shall be credited with actual hours (i) for which they are paid or entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.

    R.  "One-Year Break in Service" means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than 501 Hours of Service.

    S.  "Participant" means an Employee who has satisfied the eligibility requirements of Article III. A Participant who terminates employment with the Employer and receives an involuntary or voluntary cash-out, shall no longer be considered a Participant in this Plan or under ERISA.

    T.  "Plan" means the 401(k) Plan set forth in this agreement and all subsequent amendments thereto.

    U.  "Plan Year" means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall begin on January 1 and end on December 31.

    V.  "Spouse" means the lawful husband or wife of the Participant.

    W.  "Trust" means the Trust Agreement entered into between the Employer and the Trustee.

    X.  "Trustee" means T. Rowe Price Trust Company and any successor Trustee hereunder appointed by the Board.

    Y.  "Valuation Date" means the date upon which the assets of the Trust are valued. Each day that the New York Stock Exchange is open shall be a Valuation Date.

    Z.  "Vesting Computation Period" means the Plan Year.

    AA. "Year of Service" means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph Q.

    BB. "Employer Stock" means shares of Pacific Northwest Bancorp common stock.

    CC. "Investment Committee" means the committee appointed by the Board to select the investment funds available under this Plan and to perform other duties pursuant to Article X of this Plan.

    DD. "Miscellaneous." Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

ARTICLE III
ELIGIBLE EMPLOYEES

    A.  Exclusions. Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees.

    Temporary employees shall be excluded from those eligible to participate. A temporary employee is a W-2 Employee who is employed to work fewer than six months. If such an Employee works six months or more, he shall be credited with Hours of Service retroactively to his employment commencement date on which he first completed an Hour of Service with the Employer.

    Notwithstanding any Plan provision to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency, shall not be eligible to participate in this Plan.

    Notwithstanding any Plan provision to the contrary, any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in this Plan.

    Nonresident aliens who receive no earned income from the Employer that constitutes income from sources within the United States are excluded from participation.

    B.  Eligibility for Employer Contributions. Unless excluded by reason of the immediately preceding paragraph, each Employee who was a Participant for purposes of receiving Employer contributions on December 31, 2001 shall continue to be a Participant for such purposes subject to the provisions of this Plan. Each Employee who is not already a Plan Participant for purposes of receiving Employer contributions on December 31, 2001 and who is not excluded by reason of Paragraph A of this Article III shall become eligible for purposes of receiving Employer contributions to the Plan on the date on which he first performs an Hour of Service with the Employer, and shall be enrolled as a Participant for purposes of receiving Employer contributions as of the Enrollment Date following completion of such requirements, provided the Employee has not separated from service before such Enrollment Date.

    C.  Eligibility for Tax-Deferred Contributions. Each Employee who is not already a Plan Participant on December 31, 2001 and who is not excluded by reason of Paragraph A of this Article III shall become eligible to make Tax-Deferred Contributions upon the date on which he first performs an Hour of Service with the Employer, and shall be enrolled as a Participant for purposes of making such contributions as of the Enrollment Date following completion of such requirement, provided the Employee has not separated from service before such Enrollment Date.

ARTICLE IV
CONTRIBUTIONS

    A.  Employer Discretionary Contribution. For each Plan Year, each sponsoring Employer will pay to the Trustee for investment under the Trust such amount as shall be determined by the Board of Directors of Pacific Northwest Bancorp or each Employer at a meeting held before the time provided by law for filing of the Employer's income tax return (including extensions). Compensation for purposes of this Employer contribution includes only Compensation received while a Participant.

    Notwithstanding any provision of this Plan to the contrary, effective with respect to reemployments initiated on or after December 12, 1994, Employer discretionary contributions with respect to qualified military service shall be made in accordance with Code Section 414(u).

    Each Employer's determination of such contribution shall be binding on all Participants, the Administrative Committee, the Investment Committee, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of each Employer's contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

    B.  Tax-Deferred Contributions. On or prior to an Employee's Enrollment Date, the Employee may, through use of the telephone voice response system or such other means as designated by the Administrative Committee, direct the Employer (1) to defer a percentage of his Compensation each pay period commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within the time required by ERISA. Notwithstanding any provision of this Plan to the contrary, upon a Participant's return from qualified military service, on or after December 12, 1994, such Participant may make up tax-deferred contributions for the period of qualified military service in accordance with Code Section 414(u). The Administrative Committee shall furnish each such Employee with information on how and when to make such an election prior to the Employee's Enrollment Date. The amount of Compensation deferred shall be equal to at least one percent (1%) increments, and shall not exceed fifteen percent (15%) of Compensation, provided such contributions are within the limits of Article V, Paragraph E. The amount of a Participant's deferred Compensation shall be rounded to the nearest cent. Effective April 1, 2002, a Participant may no longer elect to contribute to the Plan an amount of Compensation equal to cash dividends paid to the Participant based on unencumbered Employer stock held in the Participant's account in the Amended and Restated Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust.

    Notwithstanding the foregoing, tax-deferred contributions on behalf of a Participant may not exceed $11,000 for the calendar year 2002, and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury. A Participant who makes Code Section 401(k) tax-deferred contributions to more than one plan in a calendar year in excess of this dollar limit must submit to the Administrative Committee by March 1 of the year following the year of the excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.

    All Employees who are eligible to make Tax-Deferred Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Catch-up contributions shall not be taken into account for purposes of the Plan provisions implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the Plan provisions implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

    In the event a Participant terminates employment and is rehired, the Participant may elect to begin deferring a percentage of his Compensation as of the Enrollment Date following his date of rehire, provided that he elects to make such tax-deferred contributions through use of the telephone voice response system or through such other means as are designated by the Administrative Committee within the timeframe required by the Administrative Committee.

    Effective as of any Enrollment Date, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each such Participant must follow the procedures established by the Administrative Committee within the timeframe required by the Administrative Committee to elect to make tax-deferred contributions either through use of the telephone voice response system or through such other means as designated by the Administrative Committee.

    Through use of the telephone voice response system or such other means as designated by the Administrative Committee within the timeframe required by the Administrative Committee, a Participant may revoke his tax-deferred contribution agreement effective as of the first day of any subsequent pay period. A Participant who revokes his tax-deferred contribution agreement may not resume deferring a percentage of his Compensation hereunder until the next Enrollment Date after his deferred income contributions cease, provided that prior to the date deferral of income resumes, he makes such an election through the use of the telephone voice response system or such other means as are designated by the Administrative Committee within the timeframe required by the Administrative Committee.

    Tax-deferred contributions shall be credited to a separate Tax-Deferred Contribution Account for each Participant. A Participant's Tax-Deferred Contribution Account shall be invested, valued, distributed and except as specifically provided herein, in all respects treated in the same manner as the Participant's Employer Matching Contribution Account, except that the amounts credited to the Participant's Tax-Deferred Contribution Account shall be one hundred percent (100%) vested. Amounts in the Tax-Deferred Contribution Account shall not be distributed until the earliest of the Participant's death, disability, retirement, attainment of age 59 1/2, termination of employment, in accordance with the provisions of Article VII of the Plan, the occurrence of a hardship as set forth in Paragraph G of this Article, Plan termination without establishment or maintenance of another defined contribution plan

(other than an employee stock ownership plan), or a disposition of assets or of a subsidiary as described in Code Section 401(k)(10)(A)(ii) and (iii).

    C.  Employer Matching Contributions and Voluntary Nondeductible Contributions. Periodically, and as frequently as semi-monthly, the Employer may, in its sole discretion, contribute on behalf of each Participant who makes tax-deferred contributions during such period, a matching contribution. The Matching Contribution is currently equal to one dollar for each dollar of Tax-deferred Contributions applied to the first three percent (3%) of the Participant's Compensation deferred during such period, or such amount which does not result in an excess contribution as defined in Paragraph E below or exceed the applicable limits of Paragraph E of Article V.

    Effective January 1, 1999, participants may no longer elect to make voluntary nondeductible contributions. Any voluntary nondeductible contributions made to this Plan prior to January 1, 1999 shall be credited to the Participant's "Voluntary Nondeductible Contribution Account." The Participant's Voluntary Nondeductible Contribution Account shall be invested, reinvested, valued, distributed, and, except as specifically provided herein, in all respects treated in the same manner as the Participant's Employer Discretionary Contribution Account (as defined in Article V), except that the amounts credited thereto shall at all times be one hundred percent (100%) vested and not subject to forfeiture for any reason. No voluntary nondeductible contributions or earnings thereon shall be invested in securities issued by the Employer or any person controlled by the Employer as control is defined in Section 3(a)(2) of the Securities Act of 1933.

    Notwithstanding any provision of this Plan to the contrary, Employer matching contributions shall be made with respect to tax-deferred contributions attributable to a period of qualified military service in accordance with Code Section 414(u).

    D.  Nondiscrimination Test Applicable to Tax-Deferred Contributions. The maximum amount of tax-deferred contributions which may be made by Highly-Compensated Employees is subject to the requirement that one of the following nondiscrimination tests be met during each Plan Year:

      (1) The average deferral percentage for the group of Highly-Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year may not be more than the average deferral percentage for the group of non-Highly Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year multiplied by 1.25; or

      (2) The excess of the average deferral percentage for the group of Highly-Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year over the average deferral percentage of Compensation deferred by the group of non-Highly Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year may not be more than two percentage points, and the average deferral percentage for the group of Highly-Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year may not be more than the average deferral percentage of the group of non-Highly Compensated Employees who are Participants for 401(k) tax-deferred contributions purposes for the Plan Year multiplied by 2.0.

    The Plan Administrator may elect, in accordance with IRS Notice 98-1 (or superseding guidance), to use the average percentage of Compensation deferred by non-Highly-Compensated Employees in the prior Plan Year instead of in the current Plan Year for the foregoing tests. Notwithstanding any provision of this Plan to the contrary, for the 1997 Plan Year, the prior year test method was used to meet the nondiscrimination test applicable to tax-deferred contributions.

    The Plan will take tax-deferred contributions into account only if attributable to Compensation that would be received by the Employee during the applicable Plan Year or earned during such Plan Year and received within 2 1/2 months after the end of such Plan Year. The Plan will aggregate all arrangements under which a Highly-Compensated Employee is eligible to make tax-deferred contributions for purposes of applying the nondiscrimination test applicable to tax-deferred contributions.

    Compensation for the applicable year as used in this Paragraph shall mean W-2 compensation received while a Participant plus the Participant's 401(k) tax-deferred contributions to this Plan and the Participant's Code Section 125 salary reduction cafeteria plan contributions while a Participant. Tax-deferred contributions which cause the Plan to fail to meet one of the above tests are hereafter Excess Aggregate Contributions and must be distributed in accordance with Paragraph F of this Article.

    E.  Nondiscrimination Test Applicable to Employer Matching Contributions. The maximum Employer matching contributions which may be allocated to Highly-Compensated Employees are subject to the requirement that they meet one of the following tests:

      (1) The actual contribution percentage for the group of Highly-Compensated Employees who are Participants for Employer matching contributions purposes may not be more than the actual contribution percentage for the group of non-Highly Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year multiplied by 1.25; or

      (2) The excess of the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year over the actual contribution percentage of the group of non-Highly Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year may not be more than two percentage points, and the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year may not be more than the actual contribution percentage of the group of non-Highly Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year multiplied by two.

    The Plan Administrator may elect, in accordance with IRS Notice 98-1 (or superseding guidance), to use the actual contribution percentage of the non-Highly-Compensated Employees in the prior Plan Year instead of in the current Plan Year for the foregoing tests. Notwithstanding any provision of this Plan to the contrary, for the 1997 Plan Year, the prior year test method was used to meet the nondiscrimination test applicable to Employer matching contributions.

    The actual contribution percentage means the average of the actual contribution ratios (calculated separately for each Employee in the specified group) of the Employer matching contributions for the Plan Year divided by the Employee's Compensation for the Plan Year. Compensation means compensation as defined in Paragraph D above. The Administrative Committee may elect to take into consideration all or any portion of tax-deferred contributions in calculating the actual contribution percentage in order to meet the nondiscrimination test applicable to Employer matching contributions. If less than all of such contributions are taken into consideration, the balance of such contributions not taken into consideration must continue to meet the requirements of the nondiscrimination test applicable to tax-deferred contributions, as described in Paragraph D.

    Notwithstanding the foregoing, if Highly-Compensated Employees' tax-deferred contributions do not meet the 1.25 nondiscrimination test of Paragraph D(1) and Highly-Compensated Employees' Employer matching contributions do not meet the 1.25 nondiscrimination test of Paragraph E(1), then the sum of the Highly-Compensated Employees' 401(k) deferral percentages under Paragraph D and the 401(m) actual contribution percentages under this Paragraph E must not exceed the Aggregate Limit. The Aggregate Limit is the greater of A or B where A equals the sum of:

      1.  1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

      2.  Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

    In no event, however, may this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; and B equals the sum of:

      1.  1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

      2.  Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

    In no event, however, may this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

    For purposes of this definition, the term "Relevant Actual Deferral Percentage" means the actual deferral percentage of eligible Non-Highly Compensated Employees and the term "Relevant Actual Contribution percentage" means the actual contribution percentage of the group of eligible Non-Highly Compensated Employees. Amounts of Employer matching contributions that cause the Plan to fail to meet the nondiscrimination test under this Paragraph E are hereafter Excess Aggregate Contributions, and must be reduced or distributed in accordance with Paragraph F below.

    Notwithstanding any provision of this Plan to the contrary, the multiple use test described in Code Regulation Section 1.401(m)-2 and this Paragraph E of the Plan shall not apply for Plan Years beginning after December 31, 2001.

    F.  Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, adjusted for allocable income and losses, shall be distributed within two and one-half (2 1/2) months if possible, but in no event later than twelve (12) months, after the end of the Plan Year in which such Excess Aggregate Contributions are made in accordance with the procedures established by the Administrative Committee to assure compliance with Code Section 401(k) and Code Section 401(m). In the case of failure to meet the requirements of Paragraph D, the distribution shall be accomplished by reducing tax-deferred contributions of the Highly-Compensated Employee with the greatest dollar amount of tax-deferred contributions until the earliest of the following events occurs: (1) one of the tests set forth in such Paragraph is met, (2) all the excess tax-deferred contributions are distributed, or (3) tax-deferred contributions equal the tax-deferred contributions of the Highly-Compensated Employee with the next highest amount of tax-deferred contributions, and this process is repeated, if necessary, until the Plan satisfies one of the tests under such Paragraph or all excess tax-deferred contributions are distributed. In the case of failure to meet the requirements of Paragraph E, the distribution shall be accomplished by reducing the actual Employer matching contributions of the Highly-Compensated Employee with the highest amount of Employer matching contributions until one of the tests set forth in such Paragraph is met or such Employer matching contributions equal the Employer matching contributions of the Highly-Compensated Employee with the next highest amount of Employer matching contributions, and this process is repeated, if necessary, until the Plan satisfies one of the tests under such Paragraph or the excess Employer matching contributions are distributed. Such amounts shall be adjusted for allocable income and losses for the Plan Year.

    In the case of failure to meet the requirements of Paragraphs D or E, the Administrative Committee may first distribute an Employee's unmatched tax-deferred contributions and, second, distribute an Employee's matched tax-deferred contributions and reduce Employer matching contributions pro rata, currently with $1 of matched tax-deferred contributions distributed for each $1 of Employer matching contributions reduced, along with income and losses attributable thereto. Employer matching contributions, adjusted for allocable income and losses, which matched a Highly-Compensated Employee's tax-deferred contributions for a Plan Year that were returned to the Highly-Compensated Employee as excess deferrals, or in order for the Plan to meet the nondiscrimination test of Paragraph D, shall be forfeited and applied toward future Employer matching contributions for eligible Plan Participants.

    Allocable income or loss for the taxable year is determined by multiplying the income or loss for the taxable year allocable to tax-deferred contributions by a fraction, the numerator being the Participant's Excess Aggregate Contributions under Paragraph D for the taxable year and the denominator being the account balance attributable to tax-deferred contributions as of the end of the taxable year minus the income or plus the loss allocable to such account balance for the year. Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions under Paragraph E is determined in a similar manner.

    The amount of excess deferrals attributable to tax-deferred contributions that may be distributed by the Plan for the taxable year of the Employee must be reduced by the amount of excess contributions attributable to nondeductible Employee contributions and Employer matching contributions previously distributed for the Plan Year beginning with or within the Employee's taxable year.

    The Plan will take a contribution into account for a Plan Year only if it is allocated to the Participant's account on a day within the Plan Year. The Plan will treat contributions made under plans that are aggregated for purposes of Code Sections 401(a) or 410(b) as made under a single plan.

    G.  Hardship Withdrawals of Tax-Deferred Contributions. The Administrative Committee may distribute all or a part of a Participant's Tax-Deferred Contribution Account, prior to the time such Account would otherwise be distributed, upon a showing of immediate and heavy financial hardship by the Participant in accordance with the provisions of this paragraph. A Participant may not withdraw the earnings on his tax-deferred contributions on account of hardship. A Participant's Tax-Deferred Contribution Account for purposes of hardship distributions shall be valued as provided in Article VII, Paragraph A(4). A hardship distribution (a) must be on account of an immediate and heavy financial need and may not exceed the amount necessary to meet that need, and (b) must be necessary to satisfy a financial need which the Employee is unable to satisfy from other resources reasonably available to him. An immediate and heavy financial need shall be deemed to exist if the requested distribution is on account of:

      (1) Uninsured medical expenses as defined in Code Section 213 that have already been incurred by the Participant, the Participant's Spouse or a dependent of the Participant, or such expenses that have not already been incurred, provided prepayment of the expenses is necessary to allow such persons to obtain medical services;

      (2) Purchase of the Participant's principal residence (excluding mortgage or loan payments);

      (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post secondary education for the Participant, the Participant's Spouse, child or dependent, including graduate school and any approved trade or technical school;

      (4) Payment to prevent eviction of the Participant from his principal residence or foreclosure of a mortgage or other financing lien on the Participant's principal residence;

      (5) Payment of funeral expenses; or

      (6) Any other deemed immediate and heavy financial need that may be prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

    Such a distribution may include an amount necessary to pay taxes and penalties on the distribution.

    A distribution will be treated as necessary to satisfy a financial need if the Participant represents to the Administrative Committee that the need cannot be satisfied through insurance, by reasonable liquidation of assets, by cessation of contributions under the Plan or by other distributions or loans either from the Plan or any other Plan maintained by the Employer or from a commercial source on reasonable commercial terms. The Administrative Committee may rely on written statements of the Participant as to the existence of an immediate and heavy financial need and with respect to the unavailability of other sources relieving that need.

    Hardship distributions shall be administered by the Administrative Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.

    H.  Withdrawal of Voluntary Nondeductible Contributions. A Participant shall have the right to withdraw in cash from his Voluntary Nondeductible Contribution Account, prior to any final distribution, an amount not exceeding the actual contributions that he has made to the Plan and that have not been previously withdrawn, or the market value thereof, whichever is less, valued as of the Valuation Date coinciding with or preceding the distribution. A withdrawal may be made at the end of a calendar month, provided the Trustee has been given ten (10) days' prior notice. For married Participants enrolled prior to October 1, 1993, the Participant's spouse must consent in writing to any withdrawal from the Participant's Voluntary Nondeductible Contribution Account if the Participant has made an election to have the Plan purchase an annuity contract for the Participant. Such consent must be witnessed by a notary public or a Plan representative.

    I.  Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer's income tax return (including extensions), the amount to be contributed pursuant to Paragraph A and Paragraph C.

    The Employer shall pay to the Trustee, within the time permitted by ERISA, tax-deferred contributions on behalf of all Participants pursuant to Paragraph B of this Article IV.

    J.  Profit Sharing Plan. This Plan is designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. However, notwithstanding any other provision of the Plan, all contributions shall be made without regard to current or accumulated earnings and profits.

ARTICLE V
PARTICIPANT'S ACCOUNTS, VALUATION, MAXIMUM CONTRIBUTION

    A.  Participant's Accounts. The Administrative Committee or its delegate shall maintain a separate Employer discretionary contribution account (Employer Discretionary Contribution Account), Tax-Deferred Contribution Account, Voluntary Nondeductible Contribution Account, Employer Matching Contribution Account, and Rollover Account, where applicable for each Participant, which accounts shall reflect the Participant's Accrued Benefit. The Administrative Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

    B.  Allocation of Annual Contributions. The Employer's contribution for each Plan Year pursuant to Paragraph A of Article IV shall be allocated to the Employer Discretionary Contribution Account of each Participant who is an Active Participant (as defined in Paragraph C of this Article V) in the proportion that each Active Participant's Compensation during the Plan Year bears to the total Compensation of all such Active Participants during each such Plan Year.

    If a person became enrolled as a Participant during a Plan Year on a date other than the first day of the Plan Year, only that portion of his Compensation attributable to Hours of Service performed while he was a Participant shall be considered in determining his allocation of the Employer's contribution under Paragraph A of Article IV for such Plan Year.

    C.  Active Participants Receive Allocations. Only an Active Participant shall be entitled to share in the Employer discretionary contributions for a particular Plan Year pursuant to Paragraph A of Article IV. Effective January 1, 2001, an Active Participant means a Participant who completes an Hour of Service as a Participant during the Plan Year.

    D.  Valuation of Fund. As of each Valuation Date, the Trustee shall (1) determine the fair market value of each Fund in order to determine the percentage of increase or decrease in such fair market value when compared with the fair market value of such Fund as of the immediately preceding Valuation Date and (2) adjust the Participants' Accounts accordingly. The Employer, the Administrative Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee or represent that the value of a Participant's accounts shall at any time exceed or equal the amount previously contributed thereto.

    E.  Maximum Contributions.

      1.  Annual Addition. The term "annual addition" for any Plan Year means the sum of:

        a.  The Employer's contributions on a Participant's behalf to the Employer's defined contribution plan(s) (any profit sharing and money purchase pension plans) including tax-deferred contributions hereunder;

        b.  The Participant's voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

        c.  Any forfeitures allocated to the Participant's account hereunder pursuant to Article V(F) under a profit sharing plan maintained by the Employer;

        d.  Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer;

        e.  Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B); and

        f.   Amounts allocated under a simplified employee pension plan established pursuant to Code Section 408(k).

      Notwithstanding any other provision hereof, the annual addition to a Participant's accounts for any Plan Year shall not exceed the lesser of (i) $40,000, as adjusted under Code Section 415(d), or (ii) 25% of the Participant's Compensation from the Employer for the Plan Year as defined for purposes of Code Section 415 in Paragraph F of Article II. Effective for limitation years beginning after December 31, 2001, 25% shall be changed to 100% in (ii) above, and such Compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2) which is otherwise treated as an annual addition.

      The Compensation limitation referred to in the preceding paragraph shall not apply to (i) any contributions for medical benefits (within the meaning of Code Section 419A(f)(2) or 401(n)) which are made after separation from service and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

      2.  Excess Annual Addition. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Code regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

        a.  The amount of such excess consisting of the Employee's unmatched tax-deferred contributions shall be paid to the Employee as soon as administratively feasible.

        b.  The amount of any remaining excess consisting of matched tax-deferred contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee shall be reduced pro rata ($1 of Employer matching contributions for every one dollar of matched tax-deferred contributions). Such tax-deferred contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account as forfeitures and applied as provided in (c) below).

        c.  The amount of any remaining excess consisting of Employer contributions to this Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied to reduce future Employer contributions under this Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer.

      The limitation year is the Plan Year. Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income. Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

      3.  For the purpose of this Paragraph E, the following rules shall control:

        a.  The $40,000 maximum shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

        b.  All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

        c.  If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

    F.  Forfeitures and Reinstatement of Forfeitures. The nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred and who is not employed by the Employer on the date the Event of Forfeiture occurs shall be forfeited as of the date that the Event of Forfeiture occurs. If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Anniversary Date coinciding with or following the date of his reemployment, his forfeited Accrued Benefit shall be reinstated as if that nonvested Accrued Benefit had not been forfeited, provided the terminated Participant repays the amount of the vested Accrued Benefit previously distributed, which was attributable to Employer Contributions or Employer Matching Contributions, back to the Plan Trustee to be credited to the Participant. Such a repayment must occur before the earlier of (1) the date five years after the date on which the Participant is subsequently re-employed by the Employer; or (2) the date the Participant would have incurred five consecutive one-year Breaks in Service following the date of distribution had he not been re-employed. Such a reinstatement shall occur on the Anniversary Date coinciding with or following such Participant's date of repayment, by allocating the required amount to the Participant's Employer Contribution Account or Employer Matching Contribution Account, first, from forfeitures occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.

    Forfeitures shall be used to reduce Employer Contributions and/or Employer Matching Contributions to the Plan.

    Notwithstanding the above, in the event the distribution to a terminated Participant is less than his Accrued Benefit, the Administrative Committee shall establish a separate bookkeeping account for the Participant which shall be known as the "Termination Account." At any relevant time prior to his incurring 5 consecutive one-year Breaks in Service, the Participant's vested portion of his Termination Account shall not be less than an amount ("X") determined by the following formula:

X = P(AB + (RxD))-(RxD)

For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.

ARTICLE VI
NONFORFEITABLE ACCRUED BENEFIT

    A.  Allocations Not Vested. Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

    B.  Vesting Period. A Participant's Tax-Deferred Contribution Account and Voluntary Nondeductible Contribution Account shall be 100% vested at all times. With respect to the Employer Discretionary Contribution Account and Employer Matching Contribution Account of a Participant who is credited with at least one Hour of Service on or after January 1, 2001, such accounts shall vest in accordance with the following schedule:

Completion of Less than 1 Year of Service	0%
Completion of 1 or More Years of Service	20%
Completion of 2 or More Years of Service	40%
Completion of 3 or More Years of Service	60%
Completion of 4 or More Years of Service	80%
Completion of 5 or More Years of Service	100%

    With respect to the Employer Discretionary Contribution Account and Employer Matching Contribution Account of a Participant who is not credited with at least one Hour of Service on or after January 1, 2001, such accounts shall vest in accordance with the Plan vesting schedule in effect at the time of that Participant's termination of employment or last Hour of Service credited to that Participant prior to January 1, 2001.

    Notwithstanding the foregoing, the Employer Matching Contribution Account of each employee of the Predecessor Pacific Northwest Bank on December 31, 1998 (a) who was an employee of First National Bank of Port Orchard and immediately thereafter became an employee of the Predecessor Pacific Northwest Bank in October 1998, and (b) who was an Employee of the Predecessor Pacific Northwest Bank or another co-sponsor of this Plan on January 1, 1999 shall be 100% vested and nonforfeitable at all times.

    In crediting Years of Service to determine a Participant's nonforfeitable Accrued Benefit, the Administrative Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

      1.  Except as specifically hereinafter provided, all of an Employee's Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account. Employees will also receive credit for service with another bank listed in Schedule B if Pacific Northwest Bancorp or its predecessor InterWest Bancorp, Inc. acquired that bank through a merger, acquisition, or similar transaction, provided that (1) the employee was employed by the acquired bank immediately prior to the date of such merger, acquisition, or similar transaction, and (2) immediately after such date the Employee became an Employee of Pacific Northwest Bancorp, its predecessor InterWest Bancorp, Inc., or an affiliate listed in Schedule C. The credit such an Employee receives will be equal to the Years of Service credit the Employee had earned for vesting purposes under the other bank's qualified plan as of the date of merger, acquisition, or similar transaction, plus any Hours of Service with that bank in the Plan Year in which the Employee becomes employed by the Employer. Employees of an acquired bank that did not sponsor any qualified plan that credited vesting service (including Employees of National Bank of Tukwila) shall receive credit for all Years of Service they would have completed based on their actual Hours of Service. Provided, however, there shall be no duplication of vesting credit for the Plan Year in which the Employee becomes employed by the Employer.

      2.  In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit derived from Employer contributions, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

      3.  The Employer shall not give credit for Years of Service which are not disregarded under subparagraph 2 until the Participant has completed a Year of Service upon his return during the Vesting Computation Period.

      4.  The nonforfeitable percentage of a Participant's Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.

    C.  Amendment to Vesting Computation Period or Vesting Schedule. The Board may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant's nonforfeitable Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

      1.  Sixty (60) days after the amendment is adopted;

      2.  Sixty (60) days after the amendment becomes effective; or

      3.  Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrative Committee.

    D.  Full Vesting. If a Participant dies, becomes permanently and totally disabled, or attains normal retirement age and such event occurs while the Participant is still employed by the Employer, the full amount credited to the Participant's under Article VII, Paragraph A, the full amount credited to the Participant's Employer Discretionary Contribution Account and Employer Matching Contribution Account pursuant to Article V shall become fully vested and nonforfeitable.

    Notwithstanding any Plan provision to the contrary, the full amount credited to the Employer Discretionary Contribution Account and Employer Matching Contribution Account pursuant to Article V of each Participant who was an employee of Kittitas Valley Bank, N.A. or the Predecessor Pacific Northwest Bank on December 31, 1998, including a former employee of First National Bank of Port Orchard who became an employee of the Predecessor Pacific Northwest Bank in October 1998, shall become fully vested and nonforfeitable upon attainment of age 65 while still employed by the Employer. Further, the Employer Discretionary Account and Employer Matching Contribution Account of each Participant who was an employee of Kittitas Valley Bank, N.A., on December 31, 1998, shall become fully vested and nonforfeitable upon such Participant's early retirement on or after age 55 with at least five Years of Service for vesting purposes.

    E.  Participant's Commencement of Excluded Employment. In the event a Participant transfers to an employment category excluded under Article III, the following shall control:

      1.  For purposes of determining the Participant's right to, and the amount of an allocation of the Employer contribution, Hours of Service performed and Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.

      2.  For purposes of determining the Participant's nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.

ARTICLE VII
DISTRIBUTION OF BENEFITS

    A.  Retirement Age and Options. The normal retirement age shall be the later of attainment of age 65 or five years of participation for all Participants. Early retirement age shall be the first day of the month in which the Participant attains age 60. Each Participant or former Participant shall be entitled to retire upon the date the Participant or former Participant attains normal retirement age, which day shall be his Normal Retirement Date. Each Participant or former Participant who was enrolled in the Plan prior to October 1, 1993 shall be entitled to retire upon the date the Participant attains his early retirement age.

      1.  Employment After Normal Retirement Age. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in Employer contributions, forfeitures and increases and decreases in value, including fees and expenses until actual retirement and may elect tax-deferred contributions hereunder.

        a.  Election to Receive Benefits While Still Employed. A Participant who has attained normal retirement age (or who has attained age 70 1/2, even if he has not yet completed five years of Plan participation) may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Administrative Committee; such a Participant shall continue to share in Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses, until actual retirement and may elect tax-deferred contributions hereunder.

        Notwithstanding the foregoing, a former employee of First National Bank of Port Orchard who became an employee of the Predecessor Pacific Northwest Bank in October 1998 and remained an employee of the Predecessor Pacific Northwest Bank through December 31, 1998 may elect to receive a distribution of the balance in his Employer Discretionary Contribution Account and his Employer Matching Contribution Account (as defined in Article V) calculated as of December 31, 1998 and earnings thereon at or after attainment of age 59 1/2, even if he remains actively employed by the Employer. Such an election shall be made in accordance with procedures established by the Administrative Committee.

        b.  Required Receipt of Benefits. Distribution of benefits shall commence to a Participant upon the later of his attaining age 70 1/2 or termination of employment. The required distribution shall commence no later than April 1 of the calendar year following the calendar year in which the later event occurs. Provided, that in the case of a Participant who is a more than five percent (5%) owner of the Employer, the required distribution shall commence no later than April 1 of the calendar year following the calendar year in which occurs the earlier of the Participant's retirement or attainment of age 70 1/2. A Participant who is still employed by the Employer and to whom this subparagraph b. applies shall until actual retirement continue to share in Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses, until actual retirement, and may elect tax-deferred contributions hereunder. A Participant who is not a more than 5% owner of the Employer who commenced required distributions prior to 1997 and did not retire from employment with the Employer before January 1, 1997 may elect (without spousal consent but subject to any applicable Qualified Domestic Relations Order) to cease receiving distributions until the date required by this subparagraph b. Spousal consent is not required to recommence distributions if payments recommence to the employee with the same beneficiary and the same form of benefit; otherwise spousal consent will be required for a distribution in a form of an annuity other than a qualified joint and survivor annuity.

      2.  Date of Retired Participant's First Payment. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

      3.  Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $5,000, shall not be required to receive a distribution without his written consent. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Such a Participant must make this election in writing on a form provided by the Administrative Committee. Such election shall include the current amount of the Participant's nonforfeitable Accrued Benefit, the form of payment of the benefit, and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

      Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $5,000 is immediately distributable shall be deemed an election to defer commencement of payment.

      4.  Form of Payment.

        a.  Participants Enrolled On or After October 1, 1993. A Participant who is enrolled on or after October 1, 1993, and who is eligible to receive benefits under this Paragraph shall receive his nonforfeitable Accrued Benefit in the form of a single payment equal to the Participant's nonforfeitable Accrued Benefit.

        b.  Participants Enrolled Prior to October 1, 1993. Within the election period, a Participant who is enrolled in the Plan prior to October 1, 1993, and who is eligible to receive benefits under this paragraph may elect, in writing on a form provided by the Administrative Committee (and, if married, and if he elects an annuity form of payment, with his Spouse's consent), his choice from the following options for distribution of his nonforfeitable Accrued Benefit:

            i. A nontransferable annuity contract which will be an annuity for the life of the Participant, with a survivor annuity for the life of his Spouse which is 50% of the amount payable during the joint lives of the Participant and his Spouse (a qualified joint and survivor annuity); or

           ii. A nontransferable annuity contract which will be a monthly straight life annuity for the life of the Participant; or

           iii. Installment payments valued as of the Valuation Date immediately preceding the date of distribution of each installment, in such amounts and over such period as shall be determined by the Participant, provided, the payment period shall not exceed the joint life expectancy of the Participant and his Spouse at the time payments commence; provided, further, that in any event a minimum annual installment shall be at least One Hundred Dollars ($100) until the Participant's interest has been fully distributed; or

           iv. A single payment equal to the Participant's nonforfeitable Accrued Benefit as of the Valuation Date immediately preceding the date of such payment.

        c.  Grandfathered Forms of Payment. Notwithstanding any provision of this Plan to the contrary, a former Predecessor Pacific Northwest Bank employee (other than an employee who transferred employment from First National Bank of Port Orchard to the Predecessor Pacific Northwest Bank in October, 1998), who is employed by the Predecessor Pacific Northwest Bank on December 31, 1998 and who is eligible to receive a distribution of his nonforfeitable accrued benefit of more than $5,000 shall receive such benefit in the form of a single payment and may elect in writing to receive such distribution in cash or in kind, or partly in cash and partly in kind. In the absence of an election by the Participant, such distribution shall be made in cash.

        Notwithstanding any provision of this Plan to the contrary, in lieu of receiving a single cash lump sum payment, a former Pioneer National Bank employee who is employed by Pioneer National Bank on December 31, 1998 and who is eligible to receive a distribution of his nonforfeitable Accrued Benefit of more than $5,000 may elect to receive such distribution in installment payments valued as of the Valuation Date immediately preceding the date of distribution of each installment, in such amounts and over such period as shall be determined by the Participant, provided, the payment period shall not exceed the life expectancy of the Participant at the time payments commence.

        Notwithstanding any provision of this Plan to the contrary, a former Kittitas Valley Bank, N.A. employee who is employed by Kittitas Valley Bank, N.A. on December 31, 1998 and who is eligible to receive a distribution of his nonforfeitable accrued benefit of more than $5,000 may elect to receive such distribution in one of the following forms of payment:

            i. A nontransferable annuity contract which will be an annuity for the life of the Participant, with a survivor annuity for the life of his Spouse which is 50% of the amount payable during the joint lives of the Participant and his Spouse (a qualified joint and survivor annuity). Such form of payment shall be the normal form of payment for a Participant who has been married to the same spouse for a period of at least one year prior to the annuity starting date;

           ii. A nontransferable annuity contract which will be an annuity for the life of the Participant, with a survivor annuity for the life of his designated joint annuitant which is 50%, 66 2/3%, or 100% of the amount payable during the joint lives of the Participant and his joint annuitant, with a cash refund feature providing that if the Participant and his joint annuitant both die before the total amount paid equals the Participant's nonforfeitable Accrued Benefit as of the annuity starting date, payments shall continue to the Participant's designated beneficiary until the total amount paid equals the amount of such nonforfeitable Accrued Benefit as of the Participant's annuity starting date;

           iii. A nontransferable annuity contract which will be a monthly straight life annuity for the life of the Participant, with a cash refund feature as described in ii. above, with such payments to the Participant's beneficiary commencing following the Participant's death. Such form of payment shall be the normal form of payment for a Participant who is unmarried or who has not been married to the same spouse for a period of at least one year prior to the annuity starting date;

           iv. A nontransferable annuity contract which will be a monthly straight life annuity for the life of the Participant, with a five (5), ten (10), or fifteen (15) year certain and life feature, providing for payments to a Participant's designated beneficiary for the remainder of the five (5), ten (10), or fifteen (15) year period, as applicable, if the Participant's death occurs prior to the end of such elected period;

           v. A nontransferable annuity contract which will be a monthly straight life annuity for a fixed period of whole months which is not less than sixty (60) whole months and does not exceed the joint life expectancy of the Participant and his designated beneficiary, subject to the minimum distribution requirements of Code Section 401(a)(9); provided further, that after benefits commence under this option, a Participant may elect to have the remainder of his nonforfeitable Accrued Benefit paid in one of the other forms of benefit available under the Plan;

           vi. A single payment equal to the Participant's nonforfeitable Accrued Benefit as of the Valuation Date immediately preceding the date of such payment;

          vii. A nontransferable annuity contract which will be a monthly straight life annuity for the life of the Participant; or

          viii. Installment payments valued as of the Valuation Date immediately preceding the date of distribution of each installment in such amounts and over such period as shall be determined by the Participant, provided that the payment period shall not exceed the joint life expectancy of the Participant and his Spouse on the date payments begin, provided, further, that in any event a minimum annual installment shall be at least One Hundred Dollars ($100) until the Participant's interest has been fully distributed.

        d.  Other Applicable Distribution Procedures. All annuity contracts described in this Article VII shall have a value equal to the Participant's nonforfeitable Accrued Benefit as of the Valuation Date immediately preceding the date such contract(s) are purchased.

      If a Participant elects an annuity form of payment, then within a period of no less than 30 days and no more than 90 days before the annuity starting date, the Spouse of a married Participant must consent in writing to the election of a form of benefit other than (a) and acknowledge the effect of that consent. The consent shall be witnessed by an Administrative Committee member or a notary public. Within a period no less than 30 days and no more than 90 days before the annuity starting date, the Administrative Committee shall furnish such a married Participant a written explanation in nontechnical language of the terms and conditions of a qualified joint and survivor annuity under (a), the right to elect some other form of benefit, and the rights of his Spouse. Prior to the annuity starting date, such a married Participant may request the Administrative Committee to furnish him a written explanation of the specific amount of the particular joint and survivor annuity he will receive and the financial effect of his election of some other form of benefit. The Participant and his Spouse may change their election as provided herein at any time prior to the annuity starting date. The Spouse may revoke a consent to a form of benefit other than (a) above at any time prior to the annuity starting date. If an annuity is to be the form of benefit, the Administrative Committee shall instruct the Trustee to purchase a nontransferable annuity contract from an insurance company authorized to do business in the State of Washington and to distribute the annuity to the Participant.

      Notwithstanding the foregoing, the annuity starting date for a distribution in a form of annuity other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph, provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) a form of distribution other than a qualified joint and survivor annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the participant; and (c) the annuity starting date is a date after the date that the written explanation was provided to the Participant.

      Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1996, the Administrative Committee may provide a Participant who has elected an annuity form of payment the written explanation described above after the annuity starting date, in which case the election period shall not end before the 30th day after the date on which such explanation is provided, unless the Participant waives the remainder of the 30-day election period, subject to the right to revoke the election within 7 days after the written explanation is given.

      A Participant may change his election any time prior to the annuity starting date. If the Participant is permitted to elect installment payments and elects to receive installment payments, then after the date installment payments have commenced, the Participant or former Participant may increase the amount of the payments and shorten the period over which installments are made provided the requirements of the installment payment option described in this Article VII continue to be met.

      In the event a Participant's benefits are to commence and he has made no election of the form of payment prior to the annuity starting date, distribution shall be made in a single, cash, lump sum payment. Notwithstanding the foregoing, in the event that a former employee of Kittitas Valley Bank, N.A. whose benefits from the Kittitas Valley Bank 401(k) Plan were transferred to this Plan is scheduled to receive a distribution under this Plan and such Participant has made no election of the form of payment prior to the annuity starting date, distribution shall be made in a qualified joint and 50% survivor annuity if such Participant is married at the time of distribution or in the form of a straight life annuity with a cash refund feature if the Participant is unmarried at the time of distribution.

      The annuity starting date means the first day of the first period for which an amount is payable hereunder in the form of an annuity or in the case of a benefit not payable in the form of an annuity, the first date on which all events have occurred which entitle the Participant to the benefit. Except as provided above, the election period is the 90-day period ending on the annuity starting date.

      The Participant's nonforfeitable Accrued Benefit shall be valued on the Valuation Date immediately preceding the date of a payment in accordance with procedures adopted by the Administrative Committee from time to time and uniformly applied.

      Notwithstanding any provision of this Plan to the contrary, the nonforfeitable portion of a Participant's Plan Account(s), if any, that is invested in Employer Stock shall be distributed to that Participant in whole shares of Employer Stock, as long as such Employer Stock remains readily tradable on an established market. In the event that the Employer Stock ceases to be readily tradable on an established market, the proceeds from the sale of the whole shares in the Participant's nonforfeitable Stock Account shall be distributed to the Participant in a lump sum cash payment. In addition, any fractional share value shall be distributed to the Participant in a lump-sum cash payment.

      5.  Minimum Distributions at Age 70 1/2 if Installments Elected. If a Participant's distribution is required to commence due to attainment of age 70 1/2, and if the Participant has elected to receive installment payments, then at least an amount equal to the minimum required annual distribution shall be paid to the Participant, determined in accordance with Code Section 401(a)(9).

      With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

    B.  Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Administrative Committee. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by an Administrative

Committee member or a notary public. Such designation shall be filed with the Administrative Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse's consent where required). The designation last filed with the Administrative Committee shall control.

    If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant's beneficiary shall be the following in the order named:

        a.  Surviving Spouse at date of death,

        b.  Then living issue, per stirpes (lawful issue and adopted),

        c.  Then living parents, in equal shares,

        d.  Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

        e.  Estate of the Participant.

      1.  Death Prior to Commencement of Benefits.

        a.  Participants Enrolled On or After October 1, 1993. If a Participant is enrolled on or after October 1, 1993, the Participant's beneficiary shall receive the Participant's nonforfeitable Accrued Benefit in a single payment.

        b.  Participants Enrolled Prior to October 1, 1993. If the Participant was enrolled in the Plan prior to October 1, 1993, the beneficiary may elect a form of payment provided in Article VII, Paragraph A.4.b.(ii), (iii), or (iv).

        c.  Grandfathered Forms of Payment. Notwithstanding any provision of this Plan to the contrary, if the Participant was a former employee of Kittitas Valley Bank, N.A. whose benefits from the Kittitas Valley Bank 401(k) Plan were transferred to this Plan, his beneficiary may elect to receive the Participant's nonforfeitable Accrued Benefit in a manner of distribution available to former Kittitas Valley Bank, N.A. employees as described in Article VII, Paragraph A.4.c(ii) through (viii). If benefits are scheduled to commence and the beneficiary has not elected a form of payment, such payment shall be made in the form of a single, lump sum distribution.

        Notwithstanding any provision of this Plan to the contrary, if the Participant was a former employee of the Predecessor Pacific Northwest Bank whose benefits from the Predecessor Pacific Northwest Bank Retirement Plan were transferred to this Plan, his beneficiary may elect to receive the Participant's nonforfeitable Accrued Benefit in a manner of distribution available to former Predecessor Pacific Northwest Bank employees as described in Article VII, Paragraph A.4.c. If benefits are scheduled to commence and the beneficiary has not elected a form of payment, such payment shall be made in the form of a single, cash, lump sum distribution.

        d.  Other Applicable Death Benefit Distribution Provisions. The beneficiary may select the date of payment, subject to the following rules:

            i. A beneficiary may elect to receive payment on any date that is a reasonable time after the Participant's death.

           ii. All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, unless the Participant designated a beneficiary who is the Participant's Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70 1/2, or (b) December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, except that such payments may extend beyond that five-year period if:

            a.  The Participant designated a beneficiary who is not the Participant's Spouse, and that beneficiary is entitled to elect an annuity for the beneficiary's life or installment payments over a period of time permitted above and chooses to elect either such an annuity or such installment payments, commencing not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

            b.  The Participant designated a beneficiary who is the Participant's Spouse, and that beneficiary is entitled to elect and elects to have payments commence not later than the later of (i) December 31 of the calendar year in which the Participant would have attained age 70 1/2, or (ii) December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

    The beneficiary's selection of the date of payment shall be in writing on a form furnished by the Administrative Committee. If the beneficiary is the Participant's Spouse and the Spouse elects to postpone payment of the Participant's Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

    If the Participant's beneficiary fails to make a written election as to the time of payment before December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, and the Participant did not designate his Spouse as beneficiary, the Administrative Committee shall direct the Trustee to pay the benefit in a single sum to the Participant's beneficiary not later than such December 31. If the Participant's Spouse as designated beneficiary fails to make a written election as to the form and time of payment before the later of (i) December 31 after the Participant would have attained age 70 1/2 or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Administrative Committee shall direct the Trustee to distribute the Participant's Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.

    A payment hereunder shall be valued on the Valuation Date preceding the date of such payment.

    C.  Disability. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Administrative Committee, is expected to be of a long continual duration. In the event of disability, said Participant's nonforfeitable Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such benefit shall be valued on the last day of the month preceding the date of distribution plus any tax-deferred contributions and minus any withdrawals since such Valuation Date. Disability shall be established to the satisfaction of the Administrative Committee. If the Participant shall disagree with the Administrative Committee's findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Administrative Committee, or if the physician selected by the Participant shall not be approved by the Administrative Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Administrative Committee, and the third by the two physicians selected by the Participant and the Administrative Committee.

    D.  Termination of Employment. In the event a Participant terminates employment with a nonforfeitable Accrued Benefit of $5,000 or less, the Participant shall be paid such Accrued Benefit in a single payment as soon as is reasonably possible after the date he terminates employment. A Participant whose nonforfeitable Accrued Benefit at termination of employment is zero shall be deemed to be cashed out. If a Participant terminated employment prior to January 1, 1998 and did not receive a distribution, he shall be paid his nonforfeitable Accrued Benefit in a single payment as soon as administratively possible following the January 1, 1998 effective date of this $5,000 cashout amendment if his nonforfeitable Accrued Benefit is $5,000 or less both on the Valuation Date coinciding with or preceding his termination of employment and the Valuation Date coinciding with or preceding his distribution. If the Participant's nonforfeitable Accrued Benefit exceeds $5,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

    If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

    The Administrative Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

    Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant's account shall be subject to the forfeiture provisions of Article V, Paragraph F.

    In the event that a terminated Participant's current address and whereabouts are unknown and the Administrative Committee has made a good faith effort to locate the missing Participant, then if the Participant cannot be located after that good faith effort, the nonforfeitable Accrued Benefit of the missing Participant shall be forfeited, subject to reinstatement of such benefit (unadjusted for gains or losses subsequent to the forfeiture) if the missing Participant is later found or makes a claim for Plan benefits.

    E.  Time of First Payment. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of $5,000 or less or receipt by the Administrative Committee of a disabled Participant's election to receive disability benefits, distribution of an affected Participant's nonforfeitable Accrued Benefit shall commence as soon as is reasonably possible, but in no event shall distribution commence later than sixty (60) days following the Plan Year during which such aforementioned event occurs, provided that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraphs A(3) or B of this Article VII and such an election is made, commencement of benefits shall be deferred to the date elected by the Participant or beneficiary.

    F.  Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the Participant's account for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

    G.  Distribution to Persons Under Disability. Distributions to minors or incompetents may be made by the Trustee either (1) directly to the minor, (2) to the legal guardians of the minor or incompetent, or (3) to the parent of the minor. The Trustee shall not be required to see to the application of any such distribution so made to any of said persons, but his or their receipts therefor shall be a full discharge of the Trustee.

    H.  No Reduction in Benefits by Reason of Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

ARTICLE VIII
PROVISION AGAINST ANTICIPATION

    A.  No Alienation of Benefits. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

    B.  Qualified Domestic Relations Orders. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

      1.  The Administrative Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant's Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Administrative Committee's procedures for determining the qualified status of the order. The Administrative Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

      2.  Immediately upon receipt of such order, the Administrative Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

      3.  The Administrative Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Administrative Committee shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

        a.  Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

        b.  Is made pursuant to a State domestic relations law (including a community property law);

        c.  Creates or recognizes the existence of an alternate payee's right to receive all or a portion of a Participant's Plan benefits;

        d.  Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

        e.  Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order. Notwithstanding any other provision of this Plan to the contrary, the time of payment in the Qualified Domestic Relations Order shall govern the time of payment under this Plan, even if prior to the earliest retirement age as defined in Code Section 414(p)(4)(B).

      4.  The Administrative Committee's decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Administrative Committee's decision.

      5.  If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee's benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Administrative Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

      6.  The Administrative Committee's procedures shall generally conform to the Plan's claims procedures.

      7.  Notwithstanding any provision of this Plan to the contrary, a benefit may be paid at any time specified in a qualified domestic relations order.

ARTICLE IX
LIFE INSURANCE

    A.  Scope. The Plan no longer provides any Participant with an option to purchase life insurance. This Article IX provides rules that govern Participants who purchased life insurance through the Plan in the past when such purchases were permitted, and the term "Participant" for purposes of this Article IX refers only to such Participants. Notwithstanding any provision of this Article IX to the contrary, on or before July 1, 2001, all remaining life insurance policies were liquidated. This Article IX applies only to those Participants with life insurance policies in the Plan prior to July 1, 2001.

    A Participant may elect in accordance with procedures adopted by the Trustees to have the Trustees surrender any life insurance policies on the Participant's life and to have the proceeds received reallocated among the available Plan investment Funds pursuant to Article XI in accordance with the Participant's directions.

    B.  Information Required of Participants. At the direction of the Administrative Committee, each Participant shall sign the necessary applications and documents correctly giving such information and evidence of insurability as the insurer may require.

    C.  Ownership of Policies and Premium Due Date. All policies issued on the lives of Participants shall be owned by the Trustee (but held for the benefit of the Participant), and the Trustee shall exercise all options and privileges. To the extent possible, all policies shall be issued with a common premium due date.

    D.  Designation of Beneficiary. The Trustee shall be the beneficiary of all policies purchased hereunder, and it shall be so designated in such a policy and applications therefor. Upon the death of a Participant, the insurance proceeds shall be added to his Employer Matching Contribution and/or Tax-Deferred Accounts, in proportion to the payment of premiums from said accounts, and shall be paid according to the terms of the Plan.

    E.  Payment of Premium. The Participant shall maintain a sufficient account balance that will provide the Trustee with sufficient funds to pay premiums on all insurance policies on a Participant's life. In the event that there are insufficient funds to pay a Participant's premiums, the Trustee may allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies.

    F.  Dividends. Dividends, if any, may at the option of the Trustee be applied to reduce future premiums, be used to acquire paid-up additions, or be left with the insurance company at interest.

    G.  Distributions. Upon termination of the employment of a Participant for any reason whatsoever (other than death), including retirement or disability, the Trustee shall (1) surrender all policies on the Participant's life, adding the proceeds received to his Employer Matching Contribution and/or Tax-Deferred Accounts and distributing or reallocating said proceeds in accordance with the terms hereof; or (2) distribute the policies or portions thereof to the Participant restrictively endorsed so that modes of settlement are limited to those allowed hereunder.

    H.  Insurance Company's Limitation of Liability. Insurance companies issuing policies to the Trustee hereunder may deal with the Trustee alone in accordance with the terms and conditions of the policies and shall be fully protected in accepting and acting upon the request, advice, or representation of the Trustee. For all purposes, the Trustee shall be regarded as the sole owner of the policies. No insurance company shall be required to inquire into the terms of this Plan and Trust or to determine whether action taken by the Trustee is authorized hereby. No insurance company dealing with the Trustee shall have any obligation to determine that any person upon whose life the Trustee makes an application for any policy is, in effect, an Employee of the Employer or is otherwise eligible for participation in the Plan, nor shall such insurance company be responsible for the validity of this trust or for the acts of any person or of the Employer and its establishment, maintenance, or administration, or for the proper application or disposition of any monies paid by such insurance company to the Trustee.

ARTICLE X
ADMINISTRATIVE COMMITTEE AND INVESTMENT COMMITTEE DUTIES

    A.  Appointment of Administrative Committee. The Board of Directors of Pacific Northwest Bancorp shall appoint an Administrative Committee of one or more persons (herein referred to as the "Administrative Committee"). The Administrative Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors.

    The Board of Directors shall advise the Trustee in writing of the names of the members of the Administrative Committee and any changes thereafter made in the membership of the Administrative Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Administrative Committee shall be paid by the Employer. The number of Administrative Committee members may be changed by the Board of Directors any time.

    B.  Administrative Committee Action. The Administrative Committee shall choose a secretary who shall keep minutes of the Administrative Committee's proceedings and all data, records, and documents pertaining to the Administrative Committee's administration of the Plan. The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Administrative Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Administrative Committee until the Administrative Committee shall file with the Trustee a written revocation of such designation. A member of the Administrative Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

    C.  Rights and Duties. The Administrative Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Administrative Committee shall include but shall not be limited to the following:

      1.  Determining all questions relating to the eligibility of Employees to participate;

      2.  Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

      3.  Authorizing all disbursements by the Trustee from the Trust;

      4.  Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;

      5.  Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

      6.  Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Administrative Committee's sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA. The Administrative Committee shall decide all issues of fact or law.

      7.  Establish an administration fee for Plan Participants.

    D.  No Administrative Committee Investment Authority. The Administrative Committee shall have no authority or discretion with respect to the management and control of the investments of the Plan, all of which authority and discretion is hereby specifically allocated to the Investment Committee to be carried out in accordance with the terms of this Plan.

    E.  Information—Reporting and Disclosure. To enable the Administrative Committee to perform its functions, the Employer shall supply full and timely information to the Administrative Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Administrative Committee may require, and the Administrative Committee shall furnish the Trustee such information as may be pertinent to the Trustee's administration of the Plan. The Administrative Committee as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

    F.  Administrative Committee Allocation and Delegation of Responsibility. The Administrative Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Administrative Committee members and may delegate to persons other than Administrative Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

    In the event that a responsibility is allocated to an Administrative Committee member, no other Administrative Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than an Administrative Committee member, the Administrative Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

    G.  Claims Procedure. As required by Paragraph C, the Administrative Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Administrative Committee of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

    H.  Investment Committee Authority. The Board shall appoint an Investment Committee of four or more members to prudently select the investment funds available to Participants in this Plan. The Investment Committee shall be a named fiduciary with the power (1) to prudently select separate investment funds to be communicated to Participants, who shall have the right to allocate assets in their Plan Accounts among the Plan Funds; (2) to prudently monitor the investment performance of those Funds; and (3) with respect to Participants who do not allocate assets in such Accounts among the Plan Funds, to prudently select the Fund(s) in which such assets shall be invested. The Investment Committee shall also have the authority to follow Participants' directions as to the purchase and sale of Employer Stock.

    The Investment Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant's exercise of control over all or part of the investments of his Plan Accounts. Where a Participant is directing the investment of all or part of his Accounts, the Investment Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

    The Board shall advise the Trustee in writing of the names of the members of the Investment Committee and any changes thereafter made in the membership of the Investment Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board. Members shall serve without compensation for service. All reasonable expenses of the Investment Committee shall be paid by the Employer. The number of Investment Committee members may be changed by the Board at any time.

    No Plan amendment affecting the Investment Committee's duties shall become effective without the prior approval of the Investment Committee, notwithstanding any language in Article XIV to the contrary.

    I.  Funding Policy. The Investment Committee shall be responsible for establishing and carrying out a funding policy for the Employer's Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.

    J.  Investment Committee Action. The Investment Committee shall choose a secretary who shall keep minutes of the Investment Committee's proceedings and all data, records, and documents pertaining to the Investment Committee's duties under the Plan. The Investment Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Investment Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Investment Committee, in which event the Investment Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Investment Committee until the Investment Committee shall file with the Trustee a written revocation of such designation. A member of the Investment Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

    K.  Investment Committee Allocation and Delegation of Responsibility. The Investment Committee may by written rule above allocate fiduciary responsibilities among Investment Committee members and may delegate to persons other than Investment Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

    In the event that a responsibility is allocated to an Investment Committee member, no other Investment Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than an Investment Committee member, the Investment Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

    L.  Bonding. Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Administrative Committee to assure compliance with applicable bonding requirements as to Administrative Committee members. It shall be the obligation of the Investment Committee to assure compliance with the applicable bonding requirements as to the Investment Committee members. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

    M. Indemnification. The Employer does hereby indemnify and hold harmless each Administrative Committee member and each Investment Committee from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Administrative Committee member's or Investment Committee member's willful neglect or misconduct or gross negligence.

    N.  Standard of Care Imposed Upon the Administrative Committee and the Investment Committee. The Administrative Committee and the Investment Committee shall each discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and (3) in accordance with the Plan provisions. In addition, the Investment Committee shall discharge its duties with respect to the Plan by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Administrative Committee and Investment Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant's exercise of control over all or part of the investment of his Plan Accounts. Where a Participant is directing the investment of all or part of his Accounts, the Administrative Committee and Investment Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

ARTICLE XI
INVESTMENT OF TRUST FUNDS

    A.  Investments. For investment purposes, each Participant shall have the right to allocate contributions made to his Tax-Deferred Contribution Account, Voluntary Nondeductible Contribution Account, Employer Matching Contribution Account, Rollover Account and Employer Discretionary Contribution Account among the Plan funds selected by the Investment Committee or in shares of Employer Stock, in accordance with rules adopted by the Investment Committee and uniformly applied. A Participant may direct the Investment Committee to transfer amounts in his Tax-Deferred Contribution Account, Voluntary Nondeductible Contribution Account, Employer Matching Contribution Account, Rollover Account, and Employer Discretionary Contribution Account from one investment fund to another investment fund and may direct the Investment Committee to purchase and sell shares of Employer Stock in the Participant's accounts in such increments and at such times as shall be provided by rules adopted by the Investment Committee and uniformly applied. Currently transfers among the Plan funds may be made as often as daily by telephone. Transfers among the Plan funds currently must be in five percent increments. Notwithstanding any provision of this Plan to the contrary, to the extent permitted under applicable law, the Investment Committee may impose restrictions on the trading of Employer Stock held in Participants' Plan accounts to maintain an orderly market.

    With respect to the assets in the accounts of Participants who do not allocate contributions on their behalf among the Plan funds or in Employer Stock, such assets shall be invested in the Plan fund(s) selected by the Investment Committee.

    With respect to the Plan funds, the Investment Committee in following the Participants' directions (or in the Investment Committee's discretion if the Participant does not provide any investment directions) is hereby granted full power and authority to invest and reinvest the principal and income of the trust fund in any manner that it deems advisable. Without limiting the generality of the foregoing, the Investment Committee may invest in common stock, collective investment funds (the terms of which are incorporated herein by reference), real estate, government, municipal or corporation bonds, debentures or notes, or any other form of income-producing property, whether real, personal, or mixed, including corporate stock and life insurance policies on key employees of the Employer for the benefit of the Plan.

      1.  Employer Stock. Employer Stock that is purchased or sold in accordance with Participants' directions with respect to assets in Participants' Plan accounts shall be purchased and sold on the open market. Employer Stock will be allocated to Participants' Plan accounts based on the price at which purchases of such Employer Stock are made.

      2.  Voting and Tender of Employer Stock. Each Participant may direct the Trustee as to the manner in which Employer Stock allocated to the Participant's Plan accounts is to be voted at meetings of shareholders, in accordance with procedures acceptable to the Trustee and established in accordance with applicable regulations under ERISA 404(c). Each Participant may likewise direct the Trustee whether to tender the shares of Employer Stock allocated to the Participant's Plan accounts in response to a tender offer, in accordance with procedures acceptable to the Trustee and established in accordance with applicable regulations under ERISA 404(c). The Trustee shall vote such stock as provided in the Plan's Trust Agreement. Distribution of proxy solicitation materials to Participants with Employer Stock in their Plan accounts shall be made by the Employer and the Trustee pursuant to such procedures as they shall agree upon. Participants' individual voting directions and instructions as to whether to tender Employer Stock shall be kept confidential. Information relating to the purchase, holding, and sale of Employer Stock, and the exercise of voting, tender and similar rights with respect to Employer Stock by Participants and their beneficiaries shall be maintained in accordance with procedures acceptable to the Trustee that are designed to safeguard the confidentiality of that information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA.

    For purposes of exercising voting rights and/or responding to a tender offer, each Participant shall be a named fiduciary under ERISA with respect to the shares of Employer Stock credited to his Plan accounts.

ARTICLE XII
SUITS

    If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys' fees.

ARTICLE XIII
MERGERS AND CONSOLIDATIONS

    In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

ARTICLE XIV
AMENDMENT AND TERMINATION OF PLAN AND TRUST

    A.  Right to Amend and Terminate. Pacific Northwest Bancorp represents that the Plan is intended to be a continuing and permanent program for Participants, but its Board reserves the right to terminate the Plan at any time. The Board may modify, alter, or amend this Plan and Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant's Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. Subject to the provisions set forth above, the Board delegates to the Investment Committee the right to make administrative amendments to the Plan. An amendment will be considered an administrative amendment properly within the delegated authority of the Investment Committee if the amendment is required by a change in the law, or is of an administrative nature which does not make major Plan design changes, affect Plan eligibility, or change the benefit or contribution formulas. Any such amendment shall be effective as of the date established by the Investment Committee. Any amendment adopted by the Investment Committee pursuant to this delegated authority shall be reported to the Board within two and one-half (2 1/2) months after the close of the Plan Year of adoption, or the due date of the tax return of Pacific Northwest Bancorp (including extensions), if later.

    B.  No Revesting. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

    C.  Exclusive Benefit of Employees. At no time during the existence of this Plan and the Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

    D.  Termination.

      1.  This Plan and the Trust shall terminate upon the occurrence of any of the following:

        a.  Written notice of Pacific Northwest Bancorp to the Trustee;

        b.  Complete discontinuance of contributions by Pacific Northwest Bancorp;

        c.  The dissolution or merger of Pacific Northwest Bancorp unless a successor to the business agrees to continue the Plan and the Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of Pacific Northwest Bancorp.

      2.  In the event that Pacific Northwest Bancorp is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

      3.  Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan and the Trust, or upon complete discontinuance of contributions to the Plan, the interest of all affected Participants including amounts in their Termination Accounts, if any, and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. Upon termination, the Trust Fund shall be liquidated by the Trustee as promptly as shall then be reasonable under the circumstances, and each Participant shall receive his Accrued Benefit in the form described in Article VII, Paragraph A(4), provided that a Participant shall not receive his Tax-Deferred Contribution Account, and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

ARTICLE XV
TOP HEAVY PLANS DEFINED AND OTHER DEFINITIONS

    A.  Top Heavy Plan. The Plan is Top Heavy and subject to the requirements of this Article and Article XVI if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in the Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and the Plan shall not be Top Heavy if the Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

    B.  Additional Definitions for Use in this Article and Article XVI.

      1.  Accrued Benefits. Accrued Benefits means:

        a.  for each defined contribution plan, the Employee's account balances as of the Valuation Date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed; and

        b.  for each defined benefit plan, the present value as of the Valuation Date coinciding with the Determination Date of the employee's accrued benefits determined pursuant to the plan's provisions.

      In computing a. and b., all benefits attributable to Employer contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the five-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date and in the four preceding Plan Years are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made after December 31, 1983, are not to be taken into consideration in computing a. and b. above. Such rollovers and transfers on or prior to such date are to be considered. No accrued benefits of a Non-key Employee with respect to this Plan or any plan aggregated under subparagraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

      2.  Controlled Group. Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

      3.  Determination Date. Determination Date means the last day of the plan year preceding the plan year in question or, in the first plan year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the plan year that falls within the same calendar year.

      4.  Key Employee. Key Employee means any employee or former employee of an employer (including the beneficiary of any such deceased person) who at any time during the Plan Year or any of the four preceding Plan Years is or was:

        a.  an officer receiving annual Compensation greater than 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for any such plan year. The number of officers of all members of the Controlled Group required to be taken into account shall be limited to 50 employees (or, if lesser, the greater of three or ten percent of employees) and shall not include employees described in Code Section 414(q)(8);

        b.  one of the ten employees (i) receiving annual Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for any such plan year and (ii) owning the largest interest of the employer; provided that if two employees own the same interest in the employer, the employee receiving greater annual Compensation shall be treated as having a larger interest;

        c.  an employee owning more than 5% of the Employer;

        d.  an employee receiving annual Compensation in excess of $150,000 and owning more than one percent of the employer.

      In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5% for 50% in subparagraph (C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.

      5.  Minimum Benefit Accrual. Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee's Compensation for the five consecutive years when the employee had the highest aggregate Compensation. Years of Service prior to January 1, 1984 are not taken into account. A Year of Service is disregarded if the

  Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which the Plan is top heavy is not taken into account.

      6.  Non-key Employee. Non-key Employee means any employee who is not a Key Employee.

      7.  Permissively Aggregated. Permissively Aggregated means:

        a.  the Required Aggregation Group; and

        b.  such additional plans which may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

      8.  Required Aggregation Group. Required Aggregation Group means:

        a.  all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

        b.  each other qualified plan which must be considered along with the plans in a. in order for the Plan to meet the requirements of Code Sections 410(b) and 401(a)(4).

      9.  Super Top Heavy Plan. A Super Top Heavy Plan is a Top Heavy Plan as defined in this Plan with 90% substituted for 60% in the Top Heavy Test.

    C.  Top-Heavy Requirements Effective for Plan Years Beginning After December 31, 2001.

      1.  Effective Date. Notwithstanding any provision of this Plan to the contrary, this Paragraph C shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001.

      2.  Determination of Top-Heavy Status.

        a.  Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

        b.  Determination of Amounts. This subparagraph b. shall apply for purposes of determining the amounts of account balances of Employees as of the determination date.

            i. Distributions During Year Ending on the Determination Date. The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

           ii. Employees Not Performing Services During Year Ending on the Determination Date. The accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

ARTICLE XVI
ADDITIONAL REQUIREMENTS APPLICABLE TO TOP HEAVY PLANS

    A.  Minimum Vesting Requirements. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant's nonforfeitable Accrued Benefit in his Employer Contribution Account, shall be determined in accordance with the following schedule:

Years of Service	Nonforfeitable %
1	20%
2	40%
3	60%
4	80%
5	100%

    B.  Minimum Employer Contributions.

      1.  General Rule. Except as provided in subparagraphs 2. and 3. hereof, for each Plan Year that the Plan is subject to the provisions of this Article, each Non-key Employee Participant shall receive an allocation, without regard to any Social Security contribution, to his Employer Contribution Account of the lesser of:

        a.  3% of his Compensation (as defined in Article II, Paragraph F), or

        b.  the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of the Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

      In applying this subparagraph 1., failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Paragraph B.

      2.  Exceptions. Subparagraph 1. does not apply with respect to a Participant who

        a.  terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or

        b.  is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the plan year ending on or before the Determination Date), or

        c.  is a participant in a defined benefit plan which is in the Required Aggregation Group and receives thereunder for the plan year the Minimum Benefit Accrual for the plan year ending on or before the Determination Date.

      3.  Employee Participating in Defined Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the plan year ending on or before the Determination Date, subparagraph 1. shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

      4.  Specific Rules. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

        a.  Compensation in excess of $200,000 (as adjusted pursuant to Code Section 416(d)(2)) shall not be considered.

        b.  The Non-key Employee's account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

        c.  Tax-deferred contributions by Non-Key Employees to a qualified plan shall be disregarded; tax-deferred contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

ARTICLE XVII
RIGHT TO DISCHARGE EMPLOYEES

    Neither the establishment of the Plan and the Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, the Administrative Committee, or the Investment Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Administrative Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XVIII
RETURN OF CONTRIBUTIONS; DECLARATION OF TRUST CONTINGENT
ON INTERNAL REVENUE SERVICE APPROVAL

    Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

    Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.

    This Plan and the Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

ARTICLE XIX
ROLLOVER CONTRIBUTIONS

    Rollover Contributions To This Plan. Subject to such terms and conditions as may from time to time be established by the Administrative Committee, an Employee of the Employer, whether or not a Participant, may make a rollover contribution to the Plan. The Administrative Committee shall be provided evidence to its satisfaction that the Employee is eligible to make a rollover contribution to the Plan.

    The distribution must be contributed to the Plan within sixty (60) days following receipt of such amount by the Employee. All rollover contributions shall be accounted for separately but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. The rollover contributions shall be credited to a special Rollover Account on behalf of the Employee. The Rollover Account shall, at all times, be 100% vested and nonforfeitable.

ARTICLE XX
TRUST TO TRUST TRANSFERS

    A.  Trust to Trust Transfers. Paragraph B of this Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    B.  Definitions.

      1.  Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and effective with respect to distributions made on or after January 1, 2000, hardship withdrawals, unless such a distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B). Effective with respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

      2.  Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      Effective with respect to distributions made from this Plan after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

      3.  Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      4.  Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XXI
MERGER OF PREDECESSOR PACIFIC NORTHWEST BANK RETIREMENT PLAN,
PIONEER NATIONAL BANK 401(K) PLAN, KITTITAS VALLEY BANK 401(K) PLAN, AND
FIRST NATIONAL BANK OF PORT ORCHARD 401(K) PROFIT SHARING PLAN

    The Predecessor Pacific Northwest Bank Retirement Plan, the Pioneer National Bank 401(k) Plan, the Kittitas Valley Bank 401(k) Plan, and the First National Bank of Port Orchard 401(k) Plan (the "Merging Plans") were merged into this Plan effective January 1, 1999. The assets and liabilities of the Merging Plans, including any outstanding plan loan promissory notes, but excluding shares of InterWest Bancorp, Inc. stock held in the Predecessor Pacific Northwest Bank Retirement Plan, were transferred in-kind to this Plan as soon as possible thereafter. The shares of InterWest Bancorp, Inc. stock (now Pacific Northwest Bancorp stock) held in the Predecessor Pacific Northwest Bank Retirement Plan were transferred on behalf of Participants whose Employer Matching Contribution Accounts in the Predecessor Pacific Northwest Bank Retirement Plan held this stock to separate frozen Employer Matching Contribution Accounts in the InterWest Bancorp, Inc. Employee Stock Ownership Plan and Trust (now named the Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust) for the benefit of such Participants. Through July 31, 1999, the investment funds of each of the Merging Plans continued to be maintained in the Plan, and each former participant of each of the Merging Plans as of December 31, 1998 continued to invest his or her account balance in this Plan among the investment funds formerly offered through the plan in which he was a participant as of December 31, 1998. As soon as administratively possible after July 31, 1999, the remaining assets that were transferred in-kind from the Merging Plans, other than any outstanding plan loan promissory notes, were then invested among the available investment Funds in this Plan selected by the Trustee pursuant to Article XI, Paragraph A. The Trustee of this Plan became the obligee of the plan loan promissory notes transferred to this Plan, and each Plan Participant with an outstanding plan loan promissory note executed a statement acknowledging such fact. No new Participant loans will be permitted.

ARTICLE XXII
LOANS TO PARTICIPANTS

    Effective October 1, 1999, a Participant may obtain a loan from his vested Plan Accounts in accordance with the terms of the written participant loan program established by the Administrative Committee, the terms and conditions of which are included in the Summary Plan Description and incorporated herein by reference. No loan shall be made which does not meet the following requirements:

    A.  A Participant shall apply for a loan using the telephone voice response system providing such information as the Administrative Committee shall require.

    B.  The total amount of the loan, together with the outstanding balance of all other Plan loans to the Participant shall not exceed the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (2) one-half of the present value of the Participant's nonforfeitable Accrued Benefit under this Plan. For purposes of the dollar limitations imposed by this Paragraph B, all plans maintained by the Employer and any trade or business which is a member of a controlled group of trades or businesses or an affiliated service group under Code Sections 414(b), 414(c) and 414(m) shall be treated as one Plan.

    C.  Each loan shall bear interest at a commercially reasonable rate as determined by the Administrative Committee. In determining the interest rate, the Administrative Committee shall consider interest rates being charged by local financial institutions for similar loans with similar collateral.

    D.  Each loan shall have a definite maturity date and shall be repayable in level installment payments not less frequently than quarterly. The term for repayment shall not exceed five years unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the applicant. In that case, the Administrative Committee will determine the term for repayment of such a loan, which shall not exceed the term normally available through financial institutions offering such loans in similar amounts with similar collateral.

    E.  Interest paid on the loan shall accrue to the account of the Participant. All loans outstanding to a Participant shall be secured by not more than 50% of the Participant's nonforfeitable Accrued Benefit with the determination being made as of the date of the loan approval. The Participant's loan payments shall be reallocated among the Plan investment funds and purchases of Employer Stock in accordance with the Participant's most recent investment directions made pursuant to Article XI of the Plan.

    F.  Loans shall be available to all Participants on a reasonably equivalent basis. Credit-worthiness may be considered.

    G.  Loans shall not be made available to Plan Participants who are Highly Compensated Employees (as defined in Section 414(q)) in amounts greater than the amount made available to other Plan Participants based upon a uniform percentage of nonforfeitable Accrued Benefits. Loans shall not be made available to an owner-employee of an Employer or to a shareholder employee of an electing S corporation who owns, within the meaning of Code Section 318(a)(1), on any day during the corporation's current tax year, more than 5% of the corporation's outstanding stock.

    H.  If an event occurs which results in a distribution (other than an in-service distribution) to any Participant or former Participant or to a beneficiary and a loan to such Participant is outstanding, the unpaid balance of the principal and interest shall be deducted from the amount of the distribution. A Participant may prepay his loan in full at any time without penalty.

    I.  A married Participant who has elected to have an annuity contract purchased on his behalf must obtain the written consent of his Spouse within the 90-day period that ends on the date on which his account balance is used as security for a Plan loan. A new consent from the Participant's Spouse is required within the 90-day period before the Participant's account balance is used for any increase in the amount of the security. The consent of the Spouse shall be witnessed by a Plan representative or a notary public.

    J.  Loan payments shall be suspended under this Plan as permitted under Code Section 414(u)(4).

    IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed this      day of            , 2001.

PACIFIC NORTHWEST BANCORP
By

Its

SCHEDULE A

PACIFIC NORTHWEST BANCORP
AFFILIATES CO-SPONSORING
THE PACIFIC NORTHWEST BANCORP SALARY DEFERRAL
401(k) PLAN AND TRUST

Pacific Northwest Bank (formerly InterWest Bank)

Pacific Northwest Financial Services (formerly InterWest Financial Services)

Pacific Northwest Insurance Agency (formerly InterWest Agency)

SCHEDULE B

PACIFIC NORTHWEST BANCORP
AFFILIATES OR FORMER
AFFILIATES FOR WHICH
PAST SERVICE CREDIT IS GRANTED

Central Washington Bank/North Central Washington Bank

Pacific Northwest Bank (referred to as the Predecessor Pacific Northwest Bank in this Plan)

Pioneer National Bank

Kittitas Valley Bank, N.A.

First National Bank of Port Orchard

National Bank of Tukwila

SCHEDULE C

Pacific Northwest Bank or its predecessor InterWest Bank

Pacific Northwest Financial Services or it predecessor InterWest Financial Services

Pacific Northwest Insurance Agency or its predecessor InterWest Agency

The Predecessor Pacific Northwest Bank

Pioneer National Bank until January 19, 1999, when that bank merged into the Predecessor Pacific Northwest Bank

Kittitas Valley Bank, N.A.

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AMENDED AND RESTATED PACIFIC NORTHWEST BANCORP SALARY DEFERRAL 401(k) PLAN As of January 1, 2002
TABLE OF CONTENTS
PACIFIC NORTHWEST BANCORP SALARY DEFERRAL 401(k) PLAN
ARTICLE I NAME
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBLE EMPLOYEES
ARTICLE IV CONTRIBUTIONS
ARTICLE V PARTICIPANT'S ACCOUNTS, VALUATION, MAXIMUM CONTRIBUTION
ARTICLE VI NONFORFEITABLE ACCRUED BENEFIT
ARTICLE VII DISTRIBUTION OF BENEFITS
ARTICLE VIII PROVISION AGAINST ANTICIPATION
ARTICLE IX LIFE INSURANCE
ARTICLE X ADMINISTRATIVE COMMITTEE AND INVESTMENT COMMITTEE DUTIES
ARTICLE XI INVESTMENT OF TRUST FUNDS
ARTICLE XII SUITS
ARTICLE XIII MERGERS AND CONSOLIDATIONS
ARTICLE XIV AMENDMENT AND TERMINATION OF PLAN AND TRUST
ARTICLE XV TOP HEAVY PLANS DEFINED AND OTHER DEFINITIONS
ARTICLE XVI ADDITIONAL REQUIREMENTS APPLICABLE TO TOP HEAVY PLANS
ARTICLE XVII RIGHT TO DISCHARGE EMPLOYEES
ARTICLE XVIII RETURN OF CONTRIBUTIONS; DECLARATION OF TRUST CONTINGENT ON INTERNAL REVENUE SERVICE APPROVAL
ARTICLE XIX ROLLOVER CONTRIBUTIONS
ARTICLE XX TRUST TO TRUST TRANSFERS
ARTICLE XXI MERGER OF PREDECESSOR PACIFIC NORTHWEST BANK RETIREMENT PLAN, PIONEER NATIONAL BANK 401(K) PLAN, KITTITAS VALLEY BANK 401(K) PLAN, AND FIRST NATIONAL BANK OF PORT ORCHARD 401(K) PROFIT SHARING PLAN
ARTICLE XXII LOANS TO PARTICIPANTS
SCHEDULE A PACIFIC NORTHWEST BANCORP AFFILIATES CO-SPONSORING THE PACIFIC NORTHWEST BANCORP SALARY DEFERRAL 401(k) PLAN AND TRUST
SCHEDULE B PACIFIC NORTHWEST BANCORP AFFILIATES OR FORMER AFFILIATES FOR WHICH PAST SERVICE CREDIT IS GRANTED
SCHEDULE C